UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2016

WIGI4YOU, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-206450
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

Derech Magdiel 39/11, Hod-hasharon, Israel 45342

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (888) 649-8629

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On August 26, 2016, Wigi4You, Inc. (the “Company”) closed the offering of its shares of common stock registered via Form S-1 declared effective December 11, 2015 (the “Offering”). The Company sold a total of 2,000,000 shares at $.025 per share and raised a total of $50,000 pursuant to the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WIGI4YOU, INC.
/s/ Omri Revivo
Dated: August 29, 2016	By:	Omri Revivo, President

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